AMENDED AND RESTATED INTERCREDITOR AGREEMENT

        THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”), dated as of the 11th day of March, 2005 (the “Effective Date”), is by and among Ener1, Inc. (“Borrower”), Satellite Asset Management, L.P. (“Satellite”), Ener1 Battery Company, Inc., (“Guarantor”), each of the entities whose names appear on the signature pages hereof under the heading “Existing Investors” (each such entity, an “Existing Investor”, and collectively, the “Existing Investors”), and each of the entities whose names appear on the signature pages hereof under the heading “New Investors” (each such entity, a “New Investor”, and collectively, the “New Investors”). The Existing Investors and New Investors are sometimes referred to herein collectively as the “Investors” and individually as an “Investor”.

R E C I T A L S

        WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of January 16, 2004 (the “Existing Securities Purchase Agreement”), between Borrower and the Existing Investors, each Existing Investor has made a loan to Borrower (each, an “Existing Loan”) evidenced by a 5% Senior Secured Convertible Debenture, dated January 21, 2004 (each, an “Existing Debenture”);

        WHEREAS, pursuant to that certain Subsidiary Guaranty, dated January 21, 2004 (the “Existing Subsidiary Guaranty”), given by the Guarantor in favor of the Existing Investors, Guarantor has guaranteed the payment and performance of all of the obligations of Borrower under the Existing Securities Purchase Agreement and the Existing Debentures (collectively, the “Existing Borrower Loan Documents”);

        WHEREAS, to secure the obligations of Guarantor under the Existing Subsidiary Guaranty, Guarantor has, among other things, executed and delivered (i) that certain Mortgage, Security Agreement and Assignment of Leases and Rents, dated January 21, 2004 (the “Existing Mortgage”), in favor of the Existing Investors, covering certain improved real property located in Broward County, Florida owned by Guarantor, as more particularly described in Exhibit A attached hereto (the “Existing Mortgaged Property”) and (ii) that certain Security Agreement, dated January 21, 2004 (the “Existing Security Agreement” and together with the Existing Mortgage, the “Existing Guarantor Security Documents”), in favor of the Existing Investors, covering certain goods and equipment owned by Guarantor, as more particularly described in the Existing Security Agreement (the “Existing UCC Collateral” and together with the Existing Mortgaged Property, the “Existing Collateral”);

        WHEREAS, pursuant to that certain Securities Purchase Agreement, dated March 11, 2005 (the “New Securities Purchase Agreement”), between Borrower and the New Investors, each New Investor is making a loan to Borrower (each, a “New Loan”) evidenced by a 7.5% Senior Secured Convertible Debenture, dated the date hereof (each, a “New Debenture”);

        WHEREAS, to secure the obligations of Borrower under the New Securities Purchase Agreement and the New Debentures, Borrower has, among other things, executed and delivered that certain Security Agreement, dated the date hereof (the “New Security Agreement” and, collectively with the New Securities Purchase Agreement and the New Debentures, the “New Borrower Loan Documents”), in favor of the New Investors, which New Security Agreement would cover certain assets of Borrower upon the occurrence of a Springing Lien Event (as defined therein), as more particularly described in the New Security Agreement (the “New UCC Collateral”); and

        WHEREAS, Borrower, Guarantor, Satellite and the Investors desire to enter into this Agreement to (i) appoint a collateral agent with respect to the exercise of remedies with respect to the Existing Collateral and the New Collateral (collectively, the “Collateral”) and (ii) otherwise establish their respective rights, obligations and interests with respect to the Collateral and the Existing Loans and the New Loans (collectively, the “Loans”).

A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which Satellite and the Investors hereby acknowledge, Satellite and each Investor hereby agree as follows:

    1.        Definitions. The following terms, as used in this Agreement, shall have the following meanings:

        “Agreement” is defined in the preamble above.

        “Bankruptcy Case” means any proceeding commenced by or against Guarantor and/or Borrower, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

        “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

        “Borrower” is defined in the recitals to this Agreement.

        “Borrower Loan Documents” means the Existing Borrower Loan Documents and the New Borrower Loan Documents.

        “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks located in New York City are required or authorized by law to close.

        “Collateral” is defined in the recitals to this Agreement.

        “Collateral Agent” is defined in Section 2.1 of this Agreement.

        “Collateral Agent Parties” is defined in Section 2.7 of this Agreement.

        “Collateral Notice” is defined in Section 2.4(a).

        “Collection Costs” means the costs, fees and expenses incurred by Collateral Agent in connection with the preparation for, and the commencement and/or prosecution of, any Secured Creditor Remedy, including, without limitation, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers’ fees and reasonable fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower or Guarantor.

        “Debentures” means the Existing Debentures and the New Debentures.

        “Effective Date” is defined in the preamble to this Agreement.

        “Existing Borrower Loan Documents” is defined in the recitals to this Agreement.

        “Existing Collateral” is defined in the recitals to this Agreement.

        “Existing Debenture” is defined in the recitals to this Agreement.

        “Existing Guarantor Security Documents” is defined in the recitals to this Agreement.

        “Existing Investors” is defined in the preamble to this Agreement.

        “Existing Loan” is defined in the recitals to this Agreement.

        “Existing Mortgage” is defined in the recitals to this Agreement.

        “Existing Mortgaged Property” is defined in the recitals to this Agreement.

        “Existing Securities Purchase Agreement” is defined in the recitals to this Agreement.

        “Existing Security Agreement” is defined in the recitals to this Agreement.

        “Existing Subsidiary Guaranty” is defined in the recitals to this Agreement.

        “Existing UCC Collateral” is defined in the recitals to this Agreement.

        “Guarantor” is defined in the recitals to this Agreement.

        “Investors” is defined in the preamble to this Agreement.

        “Leases” shall have the meaning ascribed to such term in the Existing Mortgage.

        “Loans” is defined in the recitals to this Agreement.

        “New Borrower Loan Documents” is defined in the recitals to this Agreement.

        “New Debenture” is defined in the recitals to this Agreement.

        “New Investors” is defined in the preamble to this Agreement.

        “New Loan” is defined in the recitals to this Agreement.

        “New Securities Purchase Agreement” is defined in the recitals to this Agreement.

        “New Security Agreement” is defined in the recitals to this Agreement.

        “New UCC Collateral” is defined in the recitals to this Agreement.

        “Notice Period” is defined in Section 2.4(a).

        “Rents” shall have the meaning ascribed to such term in the Existing Mortgage.

        “Satellite” is defined in the preamble to this Agreement.

        “Secured Creditor Remedies” means any action in furtherance of the sale, foreclosure, realization upon, repossession, liquidation, preservation or maintenance of any Collateral or the perfection and maintenance of perfection of any liens upon such Collateral, including without limitation, (i) the exercise of any remedies or rights of a “Secured Creditor” under Article 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the foreclosure or exercise of any rights with respect to the Existing Mortgaged Property, the Leases or the Rents pursuant to the Existing Mortgage; (iii) the exercise of any remedies available to a judgment creditor; or (iv) any other remedy available in respect of the Collateral available to any Investor under any Existing Guarantor Security Documents or the New Security Agreement.

        “Security Documents” means the Existing Mortgage, Existing Security Agreement and New Security
Agreement.

        “Transaction Documents” means the Existing Securities Purchase Agreement, Existing Debentures, Existing Subsidiary Guaranty, Existing Mortgage, Existing Security Agreement, New Securities Purchase Agreement, New Debentures, New Security Agreement, and any other document, instrument or agreement evidencing or securing the Loans.

        “UCC” means the Uniform Commercial Code as adopted in the State of Florida, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or the effect of such perfection.

        “UCC Collateral” means the Existing UCC Collateral and the New UCC Collateral.

        “Unsecured Remedies” means any legal remedy available to an Investor under any of the Transaction Documents that is not a Secured Creditor Remedy. For the avoidance of doubt, it is understood and agreed that as and for an Unsecured Remedy, any Investor shall have the right to sue the Borrower and/or the Guarantor with respect to a breach by Borrower and/or Guarantor under any of the applicable Transaction Documents; provided, however, (i) such Investor shall not have the right to enforce or execute any judgment obtained in connection with such lawsuit against any Collateral and (ii) the obtaining of any such judgment shall not affect (x) the right of Collateral Agent to enforce any Secured Creditor Remedy against any Collateral or (y) the priority of distributions to the Investors under this Agreement with respect to any proceeds of the exercise of any such Secured Creditor Remedy (for example, but without limiting the generality of the foregoing, if an Existing Investor obtains a personal judgment against Guarantor in respect of its Existing Debenture, such Existing Investor shall not have the right to enforce such judgment with respect to the Existing Collateral and, if subsequently Collateral Agent forecloses upon the Existing Collateral or any portion thereof, the fact that such Existing Investor obtained a personal judgment against Guarantor prior to such foreclosure shall not afford such Existing Investor any priority over any other Existing Investor with respect to the distribution of the proceeds of such foreclosure, which distribution shall be made in accordance with the terms of this Agreement notwithstanding the existence of such prior judgment).

    2.        Collateral Agent.

    2.1.              Appointment. Each of the Existing Investors hereby appoints Satellite as its collateral agent with respect to the Existing Mortgage and the Existing Security Agreement, and each of the New Investors hereby appoints Satellite as its collateral agent with respect to the New Security Agreement (Satellite, in such capacity, the “Collateral Agent”). Each Investor hereby irrevocably authorizes Collateral Agent to act as agent for such Investor solely with respect to exercising any Secured Creditor Remedies and to take such actions as the Investors are obligated or entitled to take under the provisions of the Security Documents with respect to any Secured Creditor Remedies and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Collateral Agent agrees to act as such upon the express conditions contained in this Agreement in substantially the same manner that it would act in dealing with a loan or investment held for its own account. Collateral Agent shall not have a fiduciary relationship with respect to any Investor by reason of this Agreement or anything contained in the Security Documents. The provisions of this Agreement, other than Section 3.19, are solely for the benefit of Collateral Agent and the Investors, and neither Borrower nor Guarantor shall have any rights to rely on or enforce any of the provisions hereof other than Section 3.19. In performing its functions and duties under this Agreement, Collateral Agent shall act solely as agent of the Investors and does not assume, and shall not be deemed to have assumed, any obligations toward or relationship of agency or trust with or for Borrower and/or Guarantor.

    2.2.              Powers. Collateral Agent shall have the sole power and authority to exercise any Secured Creditor Remedy under the Security Documents, together with such powers as are reasonably incidental thereto. Collateral Agent shall not be considered, or be deemed, a separate agent of the Investors hereunder or under any Transaction Document, but is, and shall be deemed, acting in its contractual capacity as Collateral Agent, exercising such rights and powers under the Security Documents as Collateral Agent is entitled to take hereunder. Collateral Agent shall have no implied duties to the Investors, or any obligation to the Investors to take any action. Each Investor agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or Guarantor or any other person hereunder or under any other Transaction Document with respect to exercising any Secured Creditor Remedy. With respect to any action by Collateral Agent to exercise any Secured Creditor Remedy, each Investor hereby consents to the jurisdiction of the court in which such action is maintained. For the avoidance of doubt, it is understood and agreed that the power and authority granted to Collateral Agent under this Agreement does not include the power or authority to consent to or approve any matter or thing provided for in the Security Documents to be approved by or consented to by any of the Investors thereunder (including, without limitation, approval of casualty insurance with respect to the Existing Mortgaged Property), except to the extent that such consent or approval relates to the exercise of any Secured Creditor Remedy.

2.3. Priority upon Liquidation; Distribution and Apportionment of Payments.

    (a)               Each Investor acknowledges and agrees that the rights of the Debentures and the Existing Debentures shall be pari passu and shall each rank senior to any other debt or equity securities of the Borrower.  In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or any of its subsidiaries or to its or their creditors, as such, or to its or their assets or (y) the dissolution or other winding up of the Borrower or its subsidiaries, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Borrower or any of its subsidiary (each a “Liquidation Event”), each Investor shall be entitled, pari passu with the amounts payable to the other Investors, to receive payment in full of all principal of, and all interest and other amounts due or to become due on, its Debenture before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on any other debt or equity securities of the Borrower, whether on account of any purchase, exchange or redemption or other acquisition of such debt or equity securities, at maturity or otherwise.

    (b)               Each Investor acknowledges and agrees that each Investor shall be solely responsible for the collection and receipt directly from Borrower of all payments of interest and principal required to be paid by Borrower or Guarantor, as applicable, under the applicable Transaction Documents, other than any such payments of interest, principal or any other sums payable to Investors thereunder in connection with the exercise of any Secured Creditor Remedy. Any payments of any kind or nature in connection with the exercise of a Secured Creditor Remedy shall be made to Collateral Agent and distributed to the Investors in accordance with this Section 2.3. In the event that any Investor (other than Satellite, as Collateral Agent) receives any funds or property of any kind or nature from Borrower or Guarantor in connection with the exercise of any Secured Creditor Remedy, such Investor shall hold same in trust for the other Investors entitled to share in such funds or property and shall promptly (and in any event, within not more than three (3) Business Days after receipt thereof), deliver such funds or property to Collateral Agent, whereupon Collateral Agent shall distribute such funds to the Investors in accordance with this Section 2.3.

    (c)               Collateral Agent and the Investors hereby acknowledge and agree that all proceeds from (i) the Existing Collateral obtained through the exercise of any Secured Creditor Remedy shall be solely for the benefit of the Existing Investors until all of the Existing Loans have been repaid in full; and (ii) the New Collateral through the exercise of any Secured Creditor Remedy shall be solely for the benefit of the New Investors until all of the New Loans have been repaid in full. Any payments actually received by Collateral Agent for the account of the Investors in connection with the exercise of any Secured Creditor Remedy shall be paid to the Investors promptly after receipt thereof by Collateral Agent, by wire transfer of immediately available U.S. funds to an account at a financial institution in the United States designated by each Investor by written notice to Collateral Agent containing the wire transfer instructions of such account. All such payments shall be net of the actual out-of-pocket costs and expenses of Agent incurred in connection with the collection and distribution thereof (including, without limitation, reasonable attorneys’ fees and disbursements). All payments made hereunder to (i) the Existing Investors shall be made on a pro rata basis, based on the amount of the Existing Loans then owned by the Existing Investors; and (ii) the New Investors shall be made on a pro rata basis, based on the amount of the New Loans then owned by the New Investors. Collateral Agent shall not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Investor and may suspend all payments and seek appropriate relief (including without limitation an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. Any payment required to be distributed by Collateral Agent hereunder to any Investor that is not organized under the laws of the United States of America, or a state thereof, shall not be required to by distributed to such Investor for five (5) Business Days after such Investor delivers to Collateral Agent two duly completed copies of United States Internal Revenue Service Form W8BEN or W8ECI, certifying in either case that such Investor is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes. Each Investor which so delivers a Form W8BEN or W8ECI further undertakes to deliver to Collateral Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Collateral Agent, in each case certifying that such Investor is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Investor from duly completing and delivering any such form with respect to it and such Investor advises Collateral Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

2.4. Notice Rights.

    (a)               Notwithstanding anything contained herein to the contrary, but subject to the provisions of this Section 2.4, Collateral Agent shall not commence the exercise of any Secured Creditor Remedy without giving written notice (a “Collateral Notice”) to each Investor at least five (5) Business Days prior to the date on which Collateral Agent commences the exercise of such Secured Creditor Remedy (such period, the “Notice Period”). Each Collateral Notice shall contain a description of the Secured Creditor Remedy that Collateral Agent intends to commence.

    (b)               Notwithstanding the provisions of Section 2.4(a), in the event that Collateral Agent reasonably determines that the delay in the commencement of a Secured Creditor Remedy occasioned by the Notice Period will either (i) prejudice the rights of the Investors and/or (ii) adversely affect the exercise of any Secured Creditor Remedy, then the Notice Period shall be deemed to be shortened to such time period Collateral Agent determines, in its sole discretion, to be the longest allowable delay in the commencement of such Secured Creditor Remedy without prejudicing the rights of the Investor or otherwise adversely affecting the exercise of such Secured Creditor Remedy. For the avoidance of doubt, it is understood and agreed that the Notice Period may be reduced or eliminated entirely pursuant to the preceding sentence with respect to the commencement of the exercise of a Secured Creditor Remedy and (ii) Collateral Agent shall not have any liability of any kind or nature to any Investor on account of the reduction or elimination of the Notice Period, including, without limitation, if such reduction or elimination is caused by the negligence of Collateral Agent.

    (c)               During the Notice Period, each Investor shall have the right to review any document, agreement or pleading proposed to be delivered by Collateral Agent in connection with a proposed Secured Creditor Remedy. Notwithstanding the foregoing, Collateral Agent shall not have any obligation to take any action or incorporate any change to any such document, agreement or pleading as may be requested by an Investor.

    2.5.              Allocation and Reimbursement of Collection Costs. Regardless of whether Collateral Agent is successful in acquiring title to any Collateral, (i) the Existing Investors shall reimburse Collateral Agent for all of its Collection Costs with respect to any Existing Collateral, and such reimbursement shall be made by each Existing Investor on a pro rata basis, based on the amount of the Existing Loans then owned by such Existing Investor as compared to the aggregate amount of the Existing Loans then outstanding; and (ii) the New Investors shall reimburse Collateral Agent for all of its Collection Costs with respect to any New Collateral, and such reimbursement shall be made by each New Investor on a pro rata basis, based on the amount of the New Loans then owned by such New Investor as compared to the aggregate amount of the New Loans then outstanding. Each Investor shall pay its share of Collection Costs payable hereunder promptly (but in no event later than three Business Days) upon receipt of written request therefore from Collateral Agent.

    2.6.              Acquisition of Collateral. In the event that all or any portion of the Collateral is acquired by Collateral Agent as the result of the exercise of any Secured Creditor Remedy, or is retained in satisfaction of all or any part of Borrower’s or Guarantor’s obligations under the Transaction Documents, title to any such Collateral or any portion thereof shall be held in the name of Collateral Agent or a nominee or subsidiary of Collateral Agent, as agent, for the ratable benefit of (i) the Existing Investors if and to the extent such Collateral is Existing Collateral, and (ii) the New Investors if and to the extent such Collateral is New Collateral. Collateral Agent shall determine the course of action for such Collateral in its sole discretion. To the extent there is net operating income from such Collateral, Collateral Agent shall determine the amount and timing of distributions to the Existing Investors or the New Investors, as the case may be.

    2.7.              Exculpation. Neither Collateral Agent nor any of its directors, officers, partners, agents, representatives, advisors or employees (collectively, the “Collateral Agent Parties”) shall be liable to any Investor for any action taken or omitted to be taken by any of them hereunder or under any Transaction Document or in connection herewith or therewith, except for their own gross negligence or willful misconduct. In the absence of gross negligence and willful misconduct, none of Collateral Agent Parties shall be liable for any apportionment or distribution of payments made by them in good faith under this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Investor to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which such recipients are determined to have been entitled to receive.

    2.8.              No Responsibility for Loans, Representations, Etc. None of Collateral Agent Parties shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Transaction Document or any use of the Loans; (ii) the performance or observance of any of the covenants or agreements of any party to any Transaction Document; (iii) the satisfaction of any condition specified in any Transaction Document; or (iv) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith.

    2.9.              Employment of Agents and Counsel. Collateral Agent may undertake any of its duties as Collateral Agent hereunder and under any Transaction Document by or through employees, agents, and attorneys-in-fact and shall not be liable to any Investor for the default or misconduct of any such agents or attorneys-in-fact selected in good faith by Collateral Agent. Collateral Agent shall be entitled to obtain and rely on advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any Transaction Document.

    2.10.              Reliance on Documents; Counsel. Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Collateral Agent, which counsel may be an employee of Collateral Agent.

    2.11.              Indemnification. The Investors hereby indemnify each of the Collateral Agent Parties for any losses, obligations, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and other liabilities of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of Collateral Agent’s performance of its obligations under this Agreement, except for (i) Collection Costs (the reimbursement of which shall be governed by Section 2.5), and (ii) liabilities directly attributable to the gross negligence or willful misconduct of any Collateral Agent Party. The payment of any indemnification obligation hereunder shall be made by each Investor on a pro rata basis, based on the amount of the Loans then owned by such Investor as compared to the aggregate amount of the Loans then outstanding. Each Investor shall pay its share of any indemnification obligation hereunder promptly (but in no event later than three Business Days) upon receipt of written request therefore from Collateral Agent.

2.12. Successor Agent.

    (a)               Any person or entity serving as Collateral Agent may resign as Collateral Agent hereunder at any time by giving written notice thereof to each Investor, and such resignation shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 2.12(b) below. Any person or entity serving as Collateral Agent may be removed at any time or from time to time by the affirmative vote of (x) the Existing Investors holding a majority of the Existing Loans then outstanding, and (y) the New Investors holding a majority of the New Loans then outstanding (provided, however, that notwithstanding the foregoing, Satellite may not be removed as Collateral Agent unless it has been finally determined by a court of law that Satellite performed its obligations hereunder with gross negligence or willful misconduct), and such removal shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 2.12(b) below.

    (b)               Upon the resignation or removal of a Collateral Agent, a successor agent may be appointed by the Investors by the affirmative vote of (i) the Existing Investors holding a majority of the Existing Loans then outstanding, and (ii) the New Investors holding a majority of the New Loans then outstanding, and such appointment shall become effective upon such successor agent accepting such appointment in writing. If no successor agent shall have been so appointed by the Investors within thirty (30) days after receipt of a resignation notice from Collateral Agent, then Collateral Agent shall have the right to appoint a successor agent in its sole and absolute discretion, and such successor agent shall commence serving as Collateral Agent hereunder upon such successor agent’s acceptance of such appointment in writing.

    (c)               Upon acceptance by a successor agent of its appointment as Collateral Agent hereunder, such successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of Collateral Agent hereunder, and Collateral Agent that is resigning or being removed shall be discharged from its duties and obligations hereunder; provided, however, all indemnification and exculpation rights of such Collateral Agent under this Agreement, and all of the rights of such Collateral Agent contained in Sections 2.7, 2.8, 2,9 and 2.11 of this Agreement, shall survive such retirement or removal.

    3.        Miscellaneous.

3.1. Obligations Hereunder Not Affected. This Agreement shall continue in full force and effect regardless of:

    (a)               the commencement of a Bankruptcy Case (all references herein to Borrower or Guarantor being deemed to apply to Borrower and/or Guarantor, as the case may be, as debtor-in-possession and to a trustee for the estate of Borrower and/or Guarantor in a Bankruptcy Case), and shall apply with full force and effect with respect to all collateral acquired by Borrower and/or Guarantor, and to all indebtedness incurred by any Borrower and/or Guarantor, subsequent to such commencement;

(b) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto;

    (c)               any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of any Loan;

    (d)               any manner of application of Collateral, or proceeds thereof, to all or any portion of the Loans, or any manner of sale or other disposition of any Collateral for all or any portion of the Loans or any other assets of Borrower or Guarantor or any other affiliates of Borrower or Guarantor;

(e) any change, restructuring or termination of the corporate structure or existence of Borrower or Guarantor or any other affiliates of Borrower; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, Guarantor or any Investor subject to the terms hereof.

    3.2.              Section 9504 Notice and Waiver of Marshaling. Each Investor hereby acknowledges that this Agreement shall constitute notice of the other Investors’ interests in the Collateral, as provided by Section 9504 of the UCC with respect to the UCC Collateral, and each Investor waives any right to compel the other Investors to marshal any of the Collateral or to seek payment from any particular assets of Borrower and/or Guarantor or from any third party.

    3.3.              Additional Documents. So long as all or any portion of an Investor’s Debenture remains outstanding, each Investor will each execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required by Collateral Agent in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

    3.4.              Binding Effect; Amendments; Governing Law. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until all amounts payable under the Debentures and the Guaranty have been paid in full. Any waiver hereunder must be evidenced by a signed writing of a party to be bound thereby, and shall only be effective in the specific instance. In order to be effective, any amendment of this Agreement must be in writing and must be executed by (i) Collateral Agent, (ii) the Existing Investors holding a majority of the Existing Loans then outstanding, and (iii) the New Investors holding a majority of the New Loans then outstanding. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that actions may be tried and litigated in the state and federal courts located in the City and County of New York, in the State of New York.

    3.5.              Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein other than those contained in Section 3.19 are solely for the benefit of Collateral Agent and the Investors, and there are no other parties, including Borrower, Guarantor or any of the creditors, successors, or assigns of Borrower and/or Guarantor, which are intended to be benefited, in any way, by this Agreement, other than Section 3.19. The understandings, covenants, and agreements contained in Section 3.19 hereof are also made for the benefit of Borrower and Guarantor.

    3.6.              No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Investors have with respect to any third parties. Each Investor hereby specifically reserves all of its rights against Borrower, Guarantor and all other third parties, except as expressly provided herein with respect to the Secured Creditor Remedies and as provided in Section 3.19.

    3.7.              Notices. Any notice, demand or request required or permitted to be given by Collateral Agent or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to Collateral Agent:

Satellite Asset Management
623 Fifth Avenue, 20th Floor
New York, NY 10022
Attn: Charles Gassenheimer
Tel: 212-209-2087
Fax: 212-209-2020

With a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, New York 10017
Attn: Robert L. Mazzeo, Esq.
Tel: 212-883-1700
Fax: 212-883-8883

If to an Existing Investor:

To the address for such Existing Investor set forth on its signature page to the Existing Securities Purchase Agreement

If to a New Investor:

To the address for such Investor set forth on its signature page to the New Securities Purchase Agreement or as shall be otherwise designated by Collateral Agent or an Investor in writing to the other parties hereto in accordance with this Section 3.7.

    3.8.              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    3.9.              Complete Agreement. This Agreement constitutes the complete agreement and understanding of each Investor and Collateral Agent and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

3.10. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of each Investor, the Collateral Agent, Borrower and Guarantor.

    3.11.              Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

3.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

    3.13.              Waiver of Jury Trial. EACH OF THE INVESTORS AND THE COLLATERAL AGENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY INVESTOR OR THE COLLATERAL AGENT WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH INVESTOR AND THE COLLATERAL AGENT HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

3.14. Separate Loans. Each Investor acknowledges that the Loans are distinct, separate transactions and loans, separate and apart from each other to the fullest extent permitted by law.

    3.15.              Injunction. Each Investor acknowledges (and waives any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by an Investor hereunder and that a breach by an Investor hereunder would cause irreparable harm to the other Investors. Accordingly, each Investor agrees that upon a breach of this Agreement by an Investor, the remedies of injunction, declaratory judgment and specific performance shall be available to each non-breaching Investor without the necessity of posting bond or showing economic loss.

    3.16.              Conflicts. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Transaction Documents, the terms and conditions of this Agreement shall control.

3.17. No Joint Venture. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

    3.18.              No Waiver; Remedies. No failure on the part of any Investor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    3.19.              Consent of Existing Investors. By executing and delivering this Agreement, (A) each of the Existing Investors hereby consents to the Borrower’s execution and delivery, and the performance of its obligations under, the New Securities Purchase Agreement, and all of the agreements contemplated by the New Securities Purchase Agreement; and (B) each of the Existing Investors and the New Investors hereby consents to the acquisition and related transactions involving the Borrower, Giner Electrochemical Systems, LLC and Giner, Inc.; and, in each case, such consent by the Existing Investors is hereby given in accordance with the Existing Borrower Loan Documents and the Existing Guarantor Security Documents.

[Signature Pages to Follow]

        IN WITNESS WHEREOF, the Investors, Collateral Agent, Borrower and Guarantor have executed this Agreement as of the Effective Date.

BORROWER: ENER1, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

GUARANTOR: ENER1 BATTERY COMPANY, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

COLLATERAL AGENT: SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC BY: /S/ Brian S. Kriftcher —————————————— Brian S. Kriftcher Chief Operating Officer and Principal

         [Counterpart Signature Page to Amended and Restated Intercreditor Agreement]

EXISTING INVESTOR BY: /S/ —————————————— Name: Title:

         [Counterpart Signature Page to Amended and Restated Intercreditor Agreement]

NEW INVESTOR: BY: /S/ —————————————— Name: Title:

EXHIBIT A

Legal Description of Mortgaged Property

The West 1/2 of Lot 40, of FORT LAUDERDALE INDUSTRIAL AIRPARK SECTION 2, according to the map or plat thereof, as recorded in Plat Book 63, Page 8, of the Public Records of Broward County, Florida, less the South 5 feet.

Together with appurtenant rights under Joint Use Agreement, recorded in Official Records Book 22595, at Page 204, Public Records of Broward County, Florida.